Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
SVP, Corporate Communications and Investor Relations
(215) 454-1241
heather.crowell@preit.com

PREIT Reports First Quarter 2018 Results
NOI-weighted Sales cross $500 per square foot threshold
Leases signed with future opening dates of 664,000 square feet in same store properties
Same Store Mall Occupancy up 50 bps
Full Year FFO Guidance reaffirmed

Philadelphia, PA, May 1, 2018 - PREIT (NYSE: PEI) today reported results for the quarter ended March 31, 2018. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Quarter Ended March 31,
(per share amounts)	2018	2017
Net loss per share - basic and diluted	$(0.15)	$(0.10)
FFO per diluted share and OP unit	$0.29	$0.35

FFO from assets sold in 2017 and 2018	$(0.01)	$(0.03)
FFO, as adjusted for assets sold	$0.28	$0.32

•
Same Store NOI, excluding the impact of uncontrollable snow removal, utilities and bankruptcy-related bad debts, was flat compared to prior year. Including the impact of these items, Same Store NOI was down 1.6%.

◦
Lower revenues from tenants that filed for bankruptcy protection in 2017 and 2018 reduced first quarter 2018 Same Store NOI by $1.0 million compared to last year’s first quarter and co-tenancy provisions in certain leases reduced rents by approximately $0.7 million.

•	GLA-weighted sales per square foot reached $485, a 4.3% increase over the prior year.

•	Leased space for malls was 94.9%, 160 basis points over quarter end physical occupancy.

•	Same Store mall occupancy improved 50 basis points to 93.3% over March 31, 2017.

•	Average renewal spreads for the quarter were 7.1%.

◦	Average renewal spreads in the Company’s wholly-owned portfolio were 4.4% for tenants under 10K square feet and 23.6% for tenants over 10K square feet, excluding anchors.

•	Executed leases for future occupancy in of 664,000 square feet representing approximately $10 million

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in future annual gross revenue through March 31, 2018.

•	The Company has no outstanding mortgage debt maturities until July 2020.

"We continue to redefine the mall experience to create long-term value for our shareholders,” said Joseph F. Coradino, Chief Executive Officer. “With NOI-weighted sales over $500 per square foot, improving occupancy, our leading anchor improvement and diversification strategy and a strong pipeline of executed leases, we have proven that our portfolio is well-positioned to seize opportunities for growth.”

Primary Factors Affecting Financial Results for the Quarters Ended March 31, 2018 and March 31, 2017:

•
Net loss attributable to PREIT common shareholders was $10.2 million, or $0.15 per basic and diluted share, compared to net loss attributable to PREIT common shareholders of $6.6 million, or $0.10 per basic and diluted share for the quarter ended March 31, 2017.

•	Same Store NOI decreased from $57.4 million for the quarter ended March 31, 2017 to $56.3 million for the quarter ended March 31, 2018.

•	Non Same Store NOI decreased by $2.4 million primarily due to properties sold in 2018 and 2017.

•
FFO for the quarter was $0.29 per share and OP Unit, compared to $0.35 per share and OP Unit in the prior year. Net dilution from assets sold in 2018 and 2017 were approximately $0.01 per share and $0.03 per share, respectively.

•
Interest expense decreased by $0.3 million, resulting from an increase in capitalized interest and lower average interest rates, partially offset by  an increase in our average debt balance. Dividends paid to preferred shareholders increased by $0.6 million.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses.

Asset Dispositions
In February 2018, our Fashion District Philadelphia joint venture completed the sale of the office space at 907 Market Street. The sale price for the real estate was $41.8 million, our portion of which was $20.9 million. The joint venture recognized a gain on the sale of $5.5 million ($2.8 million at our share).

Financing Activity
In January 2018, our Fashion District Philadelphia joint venture entered into a new five-year $250.0 million term loan at an interest rate of LIBOR plus 200bps ($125.0 million at our share). The joint venture distributed $123.0 million to us using proceeds from this term loan in the first quarter of 2018.

In January 2018, we extended the $68.5 million mortgage loan secured by Francis Scott Key Mall in Frederick, Maryland to January 2022, with a one-year extension option. The rate on the mortgage loan is LIBOR plus 260bps.

In February 2018, the Company received $10.2 million of additional proceeds from the current mortgage lender on Viewmont Mall, resulting from replacing Sears with Dick’s Sporting Goods, Field & Stream and HomeGoods.

In February 2018, the mortgage loan secured by Pavilion at Market East in Philadelphia ($3.3 million at our share) was amended and extended to February 2021 at an interest rate of LIBOR plus 285bps. We own a 40% partnership interest in the property.

In March 2018, the Gloucester Premium Outlets venture, in which we own a 25% interest, entered into an $86.0 million interest only mortgage loan ($21.5 million at our share) The interest rate on the loan is LIBOR plus 150bps, matures in March 2022 and has a one-year extension option. The proceeds were

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used to repay the existing $84.1 million mortgage loan.

We ended the quarter with approximately $100 million of cash on hand, including our proportionate share of cash held in our joint ventures.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) can be found below:

Comp store sales for the year ended March 31, 2017	$465
Organic sales growth	13
Impact of asset sales	7
Comp store sales for the year ended March 31, 2018	$485

(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

	Leased as of:	Occupancy as of:
	March 31, 2018	March 31, 2018	March 31, 2017
Same Store Malls:
Total including anchors(1)	94.9%	93.3%	92.8%
Total excluding anchors(1)	92.4%	91.1%	90.7%
Total Portfolio:
Total including anchors(1)	94.5%	93.1%	92.9%
Total excluding anchors(1)	92.1%	91.0%	90.8%
(1) Includes both consolidated and unconsolidated properties. We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership.

2018 Outlook

The Company is reaffirming its February 14, 2018 FFO guidance and revising its estimate of GAAP earnings to give effect to gain on sale of real estate recorded in the first quarter and adjustments to estimated depreciation expense. For the year ended December 31, 2018, FFO is expected to be between $1.50 and $1.60 per diluted share, while net loss attributable to common shareholders is expected to be between $(0.29) and $(0.17) per diluted share.

	2018 Guidance Range
(Estimates per diluted share)	Low	High
Net (loss) attributable to common shareholders	$(0.29)	$(0.17)
Depreciation and amortization, non-controlling interest and other	1.83	1.81
Gain on sale of operating property	(0.04)	(0.04)
FFO per share	$1.50	$1.60

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Our 2018 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information
Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday, May 2, 2018, to review the Company’s results and future outlook. To listen to the call, please dial 1-866-393-4306 (domestic toll free), or 1-734-385-2616 (international), and request to join the PREIT call, Conference ID 3581648, at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions of Non-GAAP Measures

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

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FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as provision for employee separation expense and loss on hedge ineffectiveness, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance. We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, interest expense, depreciation and amortization, adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, losses on sales of interest in real estate, impairment of assets, project costs and other expenses.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. We use NOI and related terms, like Same Store NOI, as performance measures for determining incentive compensation amounts under certain of our performance-based incentive compensation programs.

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Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of or under redevelopment during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Financial Information of our Unconsolidated Properties

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is also non-GAAP financial information, but we believe that it is helpful information because it reflects the proportionate contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties, we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-proportionate allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rate share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Forward-Looking Statements
This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;

•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;

•	our ability to maintain and increase property occupancy, sales and rental rates;

•	increases in operating costs that cannot be passed on to tenants;

•	the effects of online shopping and other uses of technology on our retail tenants;

•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;

•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;

•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;

•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio;

•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;

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•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and

•	potential dilution from any capital raising transactions or other equity issuances.
Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2017 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 8             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended
(In thousands)	March 31, 2018	March 31, 2017

REVENUE:
Real estate revenue:
Base rent	$55,976	$57,435
Expense reimbursements	27,130	28,097
Percentage rent	95	304
Lease termination revenue	31	481
Other real estate revenue	2,161	2,107
Total real estate revenue	85,393	88,424
Other income	889	840
Total revenue	86,282	89,264
EXPENSES:
Operating expenses
Property operating expenses:
CAM and real estate taxes	(29,396)	(29,952)
Utilities	(3,909)	(3,823)
Other property operating expenses	(3,400)	(3,205)
Total property operating expenses	(36,705)	(36,980)
Depreciation and amortization	(34,030)	(31,758)
General and administrative expenses	(10,132)	(9,041)
Project costs and other expenses	(112)	(312)
Total operating expenses	(80,979)	(78,091)
Interest expense, net	(14,901)	(15,338)
Total expenses	(95,880)	(93,429)
Loss before equity in income of partnerships, gain on sale of real estate by equity method investee, adjustment to gains on sales of interests in non operating real estate and losses on sales of interests in real estate, net	(9,598)	(4,165)
Equity in income of partnerships	3,138	3,736
Gain on sale of real estate by equity method investee	2,773	—
Adjustment to gains on sales of interests in non operating real estate	(25)	—
Losses on sales of interests in real estate, net	—	(57)
Net loss	(3,712)	(486)
Less: net loss attributable to noncontrolling interest	394	52
Net loss attributable to PREIT	(3,318)	(434)
Less: preferred share dividends	(6,844)	(6,205)
Net loss attributable to PREIT common shareholders	$(10,162)	$(6,639)

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

EARNINGS PER SHARE (Unaudited)	Quarter Ended
(in thousands of dollars, except per share amounts)	March 31, 2018	March 31, 2017
Net loss	$(3,712)	$(486)
Noncontrolling interest	394	52
Preferred share dividends	(6,844)	(6,205)
Dividends on unvested restricted shares	(138)	(97)
Net loss used to calculate loss per share—basic and diluted	$(10,300)	$(6,736)

Basic and diluted loss per share:	$(0.15)	$(0.10)

(in thousands of shares)
Weighted average shares outstanding—basic	69,601	69,218
Effect of common share equivalents (1)	—	—
Weighted average shares outstanding—diluted	69,601	69,218
 (1)The company had net losses for the quarters ended March 31, 2018 and 2017, therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended
	March 31, 2018	March 31, 2017
(In thousands)
Comprehensive income:
Net loss	$(3,712)	$(486)
Unrealized gain on derivatives	4,828	1,710
Amortization of losses on settled swaps, net of gains	275	125
Total comprehensive income	1,391	1,349
Less: comprehensive income attributable to noncontrolling interest	(147)	(145)
Comprehensive income attributable to PREIT	$1,244	$1,204

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The following table presents a reconciliation of net income (loss) determined in accordance with GAAP to FFO attributable to common shareholders and OP Unit holders, FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, as adjusted for assets sold and FFO, as adjusted for assets sold per diluted share and OP Unit holders for the three months ended March 31, 2018 and 2017:

	Quarter Ended March 31,
(in thousands, except per share amounts)	2018	2017
Net loss	$(3,712)	$(486)
Depreciation and amortization on real estate:
Consolidated properties	33,663	31,433
PREIT’s share of equity method investments	2,241	2,566
Gain on sale of real estate by equity method investee	(2,773)	—
Losses on sales of interests in real estate, net	—	57
Preferred share dividends	(6,844)	(6,205)
Funds from operations attributable to common shareholders and OP Unit holders	$22,575	$27,365
Less: Funds from operations from assets sold in 2018 and 2017	(412)	(2,250)
Funds from operations, as adjusted for assets sold	$22,163	$25,115

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.29	$0.35
Funds from operations, as adjusted for assets sold per diluted share and OP Unit	$0.28	$0.32

Weighted average number of shares outstanding	69,601	69,218
Weighted average effect of full conversion of OP Units	8,274	8,313
Effect of common share equivalents	209	109
Total weighted average shares outstanding, including OP Units	78,084	77,640

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

(NOI) for the quarters ended March 31, 2018 and 2017:

	Same Store		Non-Same Store		Total
(In thousands)	2018	2017	2018	2017	2018	2017
NOI from consolidated properties	$48,700	$49,855	$(12)	$1,589	$48,688	$51,444
NOI from equity method investments at ownership share	7,575	7,562	463	1,289	8,038	8,851
Total NOI	56,275	57,417	451	2,878	56,726	60,295
Less: lease termination revenue	261	520	22	35	283	555
Total NOI excluding lease termination revenue	$56,014	$56,897	$429	$2,843	$56,443	$59,740

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the quarters ended March 31, 2018 and 2017.

	Quarter Ended March 31,
(in thousands)	2018	2017
Net loss	$(3,712)	$(486)
Other income	(889)	(840)
Depreciation and amortization	34,030	31,758
General and administrative expenses	10,132	9,041
Project costs and other expenses	112	312
Interest expense, net	14,901	15,338
Equity in income of partnerships	(3,138)	(3,736)
Gains on sale of real estate by equity method investee	(2,773)	—
Losses on sales of interests in real estate, net	—	57
Adjustment to gain on sale of interest in non operating real estate	25	—
NOI consolidated properties	48,688	51,444
Non Same Store NOI of consolidated properties	(12)	1,589
Same Store NOI from consolidated properties	48,700	49,855
Less: same store lease termination revenue	10	446
Same Store NOI excluding lease termination revenue	$48,690	$49,409

The table below reconciles equity in income of partnerships to NOI of equity method investments at ownership share for the quarters ended March 31, 2018 and 2017:

	Quarter Ended March 31
(in thousands)	2018	2017
Equity in income of partnerships	$3,138	$3,736
Other income	(12)	—
Depreciation and amortization	2,241	2,566
Interest and other expenses	2,671	2,549
Net operating income from equity method investments at ownership share	8,038	8,851
Non Same Store NOI from equity method investments at ownership share	463	1,289
Same Store NOI of equity method investments at ownership share	7,575	7,562
Less: lease termination revenue	251	74
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$7,324	$7,488

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	March 31, 2018	December 31, 2017
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,193,444	$3,180,212
Construction in progress	113,015	113,609
Land held for development	5,881	5,881
Total investments in real estate	3,312,340	3,299,702
Accumulated depreciation	(1,141,914)	(1,111,007)
Net investments in real estate	2,170,426	2,188,695
INVESTMENTS IN PARTNERSHIPS, at equity:	90,188	216,823
OTHER ASSETS:
Cash and cash equivalents	89,213	15,348
Tenant and other receivables (net of allowance for doubtful accounts of $8,107 and $7,248 at March 31, 2018 and December 31, 2017, respectively)	35,671	38,166
Intangible assets (net of accumulated amortization of $13,795 and $13,117 at March 31, 2018 and December 31, 2017, respectively)	17,015	17,693
Deferred costs and other assets, net	114,332	112,046
Total assets	$2,516,845	$2,588,771
LIABILITIES:
Mortgage loans payable, net	$1,062,070	$1,056,084
Term Loans, net	547,949	547,758
Revolving Facility	—	53,000
Tenants' deposits and deferred rent	13,345	11,446
Distributions in excess of partnership investments	96,895	97,868
Fair value of derivative liabilities	—	20
Accrued expenses and other liabilities	55,822	61,604
Total liabilities	1,776,081	1,827,780
EQUITY:	740,764	760,991
Total liabilities and equity	$2,516,845	$2,588,771

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